Momentus Inc. Announces Third Quarter 2023 Financial Results

SAN JOSE, Calif.--(BUSINESS WIRE)-- Nov. 14, 2023-- Momentus Inc. (NASDAQ: MNTS) (“Momentus” or the “Company”), a U.S. commercial space company that offers satellite buses, transportation, and other in-space infrastructure services, today announced its financial results for the third quarter of 2023.
"In the third quarter, we saw significant traction in the commercial market that continues into the fourth quarter. We recently announced six contracts to provide hosted payload services and orbital transportation missions," said Momentus Chief Executive Officer John Rood. "We have executed four missions and deployed 18 customer satellites into orbit during our company’s short history. Our technology is performing, we are earning the trust of new customers, and we have repeat customers, which reflects the cost-effective and reliable services we provide."
"We're focused on advancing our technology on the Vigoride Orbital Service Vehicle and our M-1000 bus as we continue to lean into the commercial and defense markets. We're confident in our capabilities, technology, and team, and we continue to push forward as an in-space infrastructure leader and provider of satellite buses."

Recent Business Highlights:

•Momentus has raised approximately $16.9M in gross proceeds over the past two months. Two registered direct offerings of common stock were successfully executed, one in the third quarter on September 11 and one subsequent to it on October 4, which resulted in $9 million in gross proceeds raised. The Company also raised gross proceeds of $1.35M on October 17 and $6.5M on November 9 from the exercise of common stock purchase warrants previously issued by the Company.

•The Company continues to position itself in order to quickly capitalize on any potential opportunities with interested parties and evaluate all viable strategic options.

•Momentus signed a contract with C3S for transportation and orbital delivery services in 2025. C3S is a repeat customer for Momentus. The C3S VIREO payload was transported to orbit on the Vigoride-6 mission launched in April 2023.

•Momentus signed a contract with Aarhus University for transportation and orbital delivery services in late 2024. Aarhus is also a repeat customer. Momentus placed a satellite in Low Earth Orbit for Aarhus on our Vigoride-6 mission that launched in April 2023.

•Momentus signed a contract with FOSSA Systems, a Spanish company that offers global low-power Internet of Things (IoT) connectivity and in-space services to provide hosted payload services starting in 2024. The contract also includes two options for additional hosted payloads. FOSSA is another repeat customer.

•Momentus signed a contract with RIDE! Space for transportation and orbital delivery services of two payloads – including the first Senegalese satellite and the second satellite for Djibouti. Momentus and RIDE! also signed an agreement to make Momentus’ services available through the RIDE! Space digital platform built to handle the end-to-end launch process for both launch vehicles and satellite operator ecosystems.

•Momentus signed a contract with SatRev for transportation and orbital delivery of their SOWA-1 payload in the first quarter of 2024.

•Momentus signed a contract with AVS, Inc. for transportation and orbital delivery of their LUR-1 payload in the first quarter of 2024.

•To date, Momentus has executed four missions, deployed 18 customer satellites in orbit, and provided hosted payload support for Caltech's Solar Power Project Demonstrator mission that recently demonstrated its ability to wirelessly transmit power in space and to beam detectable power to Earth.

•In addition to the Vigoride Orbital Service Vehicle, Momentus is now also offering its M-1000 satellite bus. With a growing demand for satellite bus services, Momentus is positioned to advance its hardware and flight-proven technology for this market. The M-1000 bus is a flexible option to meet various mission requirements. Innovations to improve sensor capability, maneuverability, increased power, and lower costs are integrated into the product. Momentus believes it can manufacture satellite buses like the M-1000 at a rapid and scalable pace.

•Momentus started work in support of its Small Business Innovation Research award from the Space Development Agency. This project's scope involves making tailored modifications to the system underlying the M-1000 satellite bus and Vigoride OSV to support a full range of U.S. Department of Defense (DoD) payloads. Some of these areas include adding a secure payload interface, optical communications terminals, a high-volume data recorder, and improving the modularity of the propulsion system. Completion of this work is expected in April 2024.

•Momentus submitted a bid for the Tranche 2 Tracking Layer to the U.S. Space Force Space Development Agency (SDA) to produce 18 satellites for missile tracking and fire control. Under this proposal to the SDA, Momentus is the prime contractor with a strong team of traditional and non-traditional space companies.

•The Company recently completed vibration testing of its Vigoride-7 spacecraft that is scheduled to launch no earlier than March 2024. On that mission, Momentus will support seven customers that require orbital delivery services and two customers requiring hosted payload services. The mission also will feature a Rendezvous and Proximity Operations demonstration of a new Momentus capability that has application to future satellite inspection, servicing, refueling, and de-orbit missions. During this demonstration, Momentus plans to release a satellite and then maneuver into close proximity utilizing its Vigoride Orbital Service Vehicle.

•Momentus continues in-space testing of its Microwave Electrothermal Thruster that uses water as a propellant. As of today, Momentus has approximately 230 minutes of firing time on the MET between both thrusters at the range of durations needed for current use cases. In total, the Company has executed approximately 6.5 km in orbital raises of the Vigoride OSV by firing the MET in single or dual-thruster firings.

•Momentus recently conducted initial in-space testing of its Tape Spring Solar Array (TASSA) developmental payload onboard the Vigoride-6. TASSA utilizes flexible solar cell technology, allowing the solar array to be extended and retracted like a tape measure. To date, the testing was able to demonstrate the majority of the major TASSA performance requirements. Momentus was recently notified that its application was approved to issue the company a patent for technology behind TASSA.

•The Company has space reserved on every SpaceX Transporter mission through the end of 2024 and is actively booking customers.

Conference Call Information

Momentus will host a conference call to discuss the results today, November 14, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). To access the conference call, participants should dial +1 (800) 715-9871 and enter the conference ID number 7376493. International participants should dial +1 (646) 307-1963.

The live audio webcast along with supplemental information will be accessible on the Company’s Investor Relations website at https://investors.momentus.space. A recording of the webcast will also be available following the conference call.

About Momentus Inc.

Momentus is a U.S. commercial space company that offers commercial satellite buses and in-space infrastructure services, including in-space transportation, hosted payloads, and in-orbit services.

Forward-Looking Statements

This press release contains certain statements which may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding Momentus or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. The words “may,” “will,” “anticipate,” “believe,” “expect,” “continue,” “could,” “estimate,” “future,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “aim,” “strive,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions.
Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Momentus’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: the ability of the Company to generate revenue and raise capital in order to continue as a going concern; the ability of the Company to obtain licenses and government approvals for its missions, which are essential to its operations; the ability of the Company to effectively market and sell satellite transport services and planned in-orbit services; the ability of the Company to protect its intellectual property and trade secrets; the development of markets for satellite transport and in-orbit services; the ability of the Company to develop, test and validate its technology, including its water plasma propulsion technology; delays or impediments that the Company may face in the development, manufacture and deployment of next generation satellite transport systems; the ability of the Company to convert backlog or inbound inquiries into revenue; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business, including export control license requirements; the ability to attract or maintain a qualified workforce with the required security clearances and requisite skills; product service or product or launch failures or delays that could lead customers to use competitors’ services; investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings; the Company’s ability to comply with the terms of its National Security Agreement and any related compliance measures instituted by the director who was approved by the CFIUS Monitoring Agencies; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and/or other risks and uncertainties. These are only some of the factors that may affect the forward-looking statements contained in this press release. For a discussion identifying additional important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, see the company’s filings with the U.S. Securities and Exchange Commission including, but not limited to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The Company’s filings may be accessed through the Investor Relations page of its website, investors.momentus.space, or through the website maintained by the SEC at www.sec.gov. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Third Quarter 2023 Financial Results
MOMENTUS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Service revenue	$339	$129	$2,066	$179
Cost of revenue	119	14	507	26
Gross profit	220	115	1,559	153
Operating expenses:
Research and development expenses	5,992	10,571	26,315	31,438
Selling, general and administrative expenses	9,294	11,184	29,571	38,898
Total operating expenses	15,286	21,755	55,886	70,336
Loss from operations	(15,066)	(21,640)	(54,327)	(70,183)
Other income (expense), net:
Change in fair value of warrant liability	221	1,579	559	3,382
Realized loss on disposal of assets	—	(45)	(17)	(114)
Interest income	216	28	1,128	33
Interest expense	(530)	(1,261)	(2,182)	(4,166)
Other income	—	—	—	(1)
Total other income (expense), net	(92)	301	(511)	(866)
Net loss	$(15,159)	$(21,339)	$(54,838)	$(71,049)
Net loss per share, basic and diluted	$(7.20)	$(13.00)	$(28.46)	$(43.79)
Weighted average shares outstanding, basic and diluted	2,106,707	1,641,308	1,927,049	1,622,316

MOMENTUS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	9,750	61,094
Restricted cash, current	394	1,007
Accounts receivable	44	—
Insurance receivable	500	4,000
Prepaids and other current assets	10,469	10,173
Total current assets	21,157	76,274
Property, machinery and equipment, net	3,353	4,016
Intangible assets, net	329	337
Operating right-of-use asset	5,629	6,441
Deferred offering costs	583	331
Restricted cash, non-current	370	312
Other non-current assets	2,068	4,712
Total assets	$33,489	$92,423

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,517	$2,239
Accrued liabilities	7,422	8,026
Loan payable, current	5,740	11,627
Contract liabilities, current	1,162	1,654
Operating lease liability, current	1,239	1,153
Stock repurchase liability	—	10,000
Litigation settlement contingency	5,000	8,500
Other current liabilities	22	27
Total current liabilities	23,102	43,226
Contract liabilities, non-current	420	1,026
Loan Payable, non-current	—	2,404
Warrant liability	5	564
Operating lease liability, non-current	5,187	6,131
Other non-current liabilities	483	465
Total non-current liabilities	6,095	10,590
Total liabilities	29,197	53,816
Commitments and Contingencies (Note 12)
Stockholders’ equity:
Common stock, $0.00001 par value; 250,000,000 shares authorized and 2,700,909 issued and outstanding as of September 30, 2023; 250,000,000 shares authorized and 1,688,824 issued and outstanding as of December 31, 2022	—	—
Additional paid-in capital	363,238	342,734
Accumulated deficit	(358,965)	(304,127)
Total stockholders’ equity	4,273	38,607
Total liabilities and stockholders’ equity	$33,469	$92,423

MOMENTUS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(54,838)	$(71,049)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	667	831
Amortization of debt discount and issuance costs	1,182	2,114
Amortization of right-of-use asset	812	889
Change in fair value of warrant liability	(559)	(3,382)
Loss on disposal of property, machinery, equipment and intangible assets	17	121
Stock-based compensation expense	6,453	8,564
Non-cash consulting expense	112	—
Changes in operating assets and liabilities:
Accounts receivable	(44)	—
Prepaids and other current assets	(297)	(1,571)
Other non-current assets	2,644	(901)
Accounts payable	278	(328)
Accrued liabilities	(610)	(1,873)
Accrued interest	118	92
Other current liabilities	(2)	(4,967)
Contract liabilities	(1,098)	851
Lease liability	(859)	(908)
Other non-current liabilities	18	(23)
Net cash used in operating activities	(46,007)	(71,540)

Cash flows from investing activities:
Purchases of property, machinery and equipment	(94)	(618)
Proceeds from sale of property, machinery and equipment	113	7
Purchases of intangible assets	(26)	(30)
Net cash used in investing activities	(7)	(641)

Cash flows from financing activities:
Proceeds from exercise of stock options	130	517
Proceeds from employee stock purchase plan	31	190
Repurchase of Section 16 Officer shares for tax coverage exchange	(87)	(265)
Principal payments on loan payable	(9,592)	(6,686)
Payment of deferred offering costs	(252)	—
Payment for repurchase of common shares	(10,000)	—
Proceeds from issuance of common stock and related warrants	15,000	—
Payments for issuance costs related to common stock and related warrants	(1,135)	—
Net cash used in financing activities	(5,905)	(6,244)

Decrease in cash, cash equivalents and restricted cash	(51,918)	(78,425)
Cash, cash equivalents and restricted cash, beginning of period	62,413	160,547
Cash, cash equivalents and restricted cash, end of period	$10,495	$82,123

Supplemental disclosure of non-cash investing and financing activities
Purchases of intangible assets in accounts payable and accrued liabilities at period end	$5	$—
Issuance costs related to warrant modification	$648	$—
Deferred offering costs in accounts payable and accrued liabilities at period end	$—	$238
Stock repurchase liability fair value	$—	$10,000

Supplemental disclosure of cash flow information
Cash paid for interest	$882	$1,960

Use of Non-GAAP Financial Measures (unaudited)
This press release references certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP selling, general, and administrative expense and non-GAAP research and development expense. The Company defines adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization, stock-based compensation, and certain other items the Company believes are not indicative of its core operating performance. The Company defines non-GAAP selling, general, and administrative expenses and research and development expenses as those respective GAAP amounts, excluding stock-based compensation and non-recurring items not indicative of core operating performance None of these non-GAAP financial measures is a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles in the United States (GAAP) and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.
The Company believes that presenting these non-GAAP financial measures provides useful supplemental information to investors about the Company that is helpful in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.
Quarterly adjusted EBITDA
A reconciliation of adjusted EBITDA to net loss for the three months ended September 30, 2023, September 30, 2022, and June 30, 2023, is set forth below:

	Three Months Ended
(in thousands)	September 30, 2023	September 30, 2022	June 30, 2023
Net loss	$(15,159)	$(21,339)	$(18,835)
Interest income	(216)	(28)	(357)
Interest expense	530	1,261	732
Depreciation & amortization	215	253	223
EBITDA	(14,630)	(19,853)	(18,237)
Change in fair value of warrant liability	(221)	(1,579)	(451)
Realized loss on disposal of assets	—	45	17
SEC and CFIUS legal expenses	86	279	177
Class action litigation legal expenses	132	621	24
Other non-recurring litigation legal expense	959	447	756
SEC compliance costs	631	20	327
NSA compliance costs	226	487	398
Severance and other non-recurring expenses[1]	69	90	—
Stock-based compensation	2,156	3,289	2,577
Adjusted EBITDA	$(10,591)	$(16,154)	$(14,412)
1 - Loss contingencies for certain severance agreements were reversed when the Company determined they would not be signed and paid

A reconciliation of selling, general, and administrative expenses to non-GAAP selling, general, and administrative expenses for the three months ended September 30, 2023, September 30, 2022, and June 30, 2023, is set forth below:

	Three Months Ended
(in thousands)	September 30, 2023	September 30, 2022	June 30, 2023
Selling, general, and administrative expenses	$9,294	$11,184	$10,007
Stock-based compensation	1,684	2,552	1,896
SEC and CFIUS legal expenses	86	279	177
Class action litigation legal expenses	132	621	24
Other non-recurring litigation legal expense	959	447	756
SEC compliance costs	631	20	327
NSA compliance costs	226	487	398
Non-GAAP selling, general, administration expenses	$5,561	$6,726	$6,429
1 - Loss contingencies for certain severance agreements were reversed when the Company determined they would not be signed and paid
A reconciliation of research and development expenses to non-GAAP research and development expenses for the three months ended September 30, 2023, September 30, 2022, and June 30, 2023, is set forth below:

	Three Months Ended
(in thousands)	September 30, 2023	September 30, 2022	June 30, 2023
Research and development expenses	$5,992	$10,571	$10,204
Stock-based compensation	472	737	681
Severance and non-recurring expenses[1]	53	38	—
Non-GAAP Research and development expenses	$5,467	$9,796	$9,523
1 - Loss contingencies for certain severance agreements were reversed when the Company determined they would not be signed and paid

_______________

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press@momentus.space

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